                                                                    Exhibit 99.1

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AMERICAN ITALIAN PASTA COMPANY                                          |NEWS
                                                                        |RELEASE

Contact:

Paul Geist
EVP & Chief Financial Officer
816-584-5611

For Immediate Release

              AMERICAN ITALIAN PASTA COMPANY CONCLUDES SETTLEMENTS
              WITH DOJ AND SEC ON HISTORICAL ACCOUNTING PRACTICES

KANSAS CITY, MO, September 15, 2008 - American Italian Pasta Company  (AITP.PK),
the largest producer of dry pasta in North America,  today announced that it has entered  into  separate  settlement  agreements  with the U.S.  Attorney for the
Western District of Missouri on behalf of the Department of Justice ("USAO") and with the U.S.  Securities and Exchange  Commission  ("SEC") to fully resolve the previously  disclosed  investigations  of  the  Company  relating  primarily  to
historical   accounting  and  financial  reporting  that  occurred  under  prior management.

Under  the  agreement   with  the  USAO,   the  Company  agreed  to  acknowledge
responsibility  for the conduct of certain  former  officers and  employees,  to continue  to  cooperate  with the USAO,  and to pay a  monetary  penalty of $7.5 million.  Under the  settlement  with the SEC,  the Company  agreed to a consent injunction  requiring  future  compliance with federal  securities laws. The SEC settlement involves no monetary penalty against the Company.

Beginning in July 2005,  the Board of  Directors,  through its Audit  Committee,
conducted  an  extensive   internal   investigation,   with  the  assistance  of
independent legal counsel and forensic  accounting  experts,  into the Company's past accounting practices. Throughout the investigations, the Company cooperated fully with the government,  issued restated  financial  reports,  and instituted several  governance reforms designed to prevent similar accounting and financial reporting issues from occurring again. In agreeing to the settlements,  the U.S.
Attorney and the SEC recognized the cooperation  and remediation  efforts of the
Company and its Board of Directors.

"Today's  announcement  brings a welcome close to an unfortunate  chapter in the otherwise  proud history of our Company,"  said Jack Kelly,  president and chief executive officer.  "I am extremely grateful to our Board of Directors for their leadership in addressing this matter in a thorough and proactive  manner," added
Kelly,  who joined the Company in November  2007 and was appointed the Company's president and CEO in January 2008.  "I also am proud of the  meaningful  reforms our new senior  management  team and employees  have  implemented  over

American Italian Pasta Co.
September 15, 2008

the last  three  years to correct  the past  issues  and  restore  AIPC to sound governance and financial practices."

Some of the reforms  undertaken by the board and senior  officers  include:  the appointment  of a new team of  senior  leaders  with a proven  track  record  of integrity and business  leadership;  extensive efforts to significantly  improve financial  processes  and  controls;  a  restructured  ethics  policy;  and  the establishment of a compliance office.

"These  settlements  complete the process  begun in July,  2005 and enable us to focus entirely on the future," said Bill  Patterson,  chairman of the AIPC Board of Directors. He pointed to milestones in the process,  including the settlement of the  federal  securities  class  action  lawsuit,  the  restatement  of  past financial reports,  and the Company achieving current filing status with the SEC for its periodic financial reports.

"Our  Board,  executive  team  and  all  of our  valued  employees  continue  to demonstrate,  in substantive  and important  ways, that even when faced with the toughest  challenges,  we have the  ability  and  resolve to  enhance  our value proposition  for customers and  shareholders  while making AIPC a great place to work," said Kelly.  "We know that AIPC is best  served by putting  these  issues behind us and  allowing  the entire  organization  to fully focus on meeting our customers' needs and growing our leadership position in the dynamic pasta market place."

ABOUT AIPC

Founded  in 1988 and based in Kansas  City,  Missouri,  American  Italian  Pasta
Company is the largest  producer of dry pasta in North America.  The Company has four plants that are located in Excelsior  Springs,  Missouri;  Columbia,  South
Carolina;   Tolleson,   Arizona  and   Verolanuova,   Italy.   The  Company  has
approximately 600 employees located in the United States and Italy.

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